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                                                                    EXHIBIT 6.12



                                   SCHEDULE A
                            STATEMENT OF WORK #NWA-1
                  MOORE BUSINESS COMMUNICATION SERVICES - QORUS
         TRIP SUMMARY AND RECEIPT (TSR) SOLUTION FOR NORTH WEST AIRLINES

The purpose of this Statement of Work (SOW) is to document and define guidelines for the development and operation of the process to provide the services for North West Airlines (NWA) as outlined below.

1.  DESCRIPTION OF PRODUCTS AND SERVICES; SPECIFICATIONS

A. PARTIES' INFORMATION
Moore Business Communication Services            Qorus.com, Inc.
Three Hawthorne Parkway, Suite 310               9800 Sepulveda Blvd., Suite 318
Vernon Hills, IL  60061                          Los Angeles, CA  90045

B.  CONTACTS

----------------------------- ----------------------------- -------------------- -------------------------- ---------------------
QORUS CONTACTS                TITLE                         PHONE                FAX                        E-MAIL
----------------------------- ----------------------------- -------------------- -------------------------- ---------------------
Neil Ludwig                   VP Operations                 310 258 8450(w)      310 258 8460               Nludwig@qorus.com
                                                            310 779 9269(c)
----------------------------- ----------------------------- -------------------- -------------------------- ---------------------
Bill Long                     Project Lead/Coder            310 250 8450(w)      310 258 8460               blong@qorus.com
                                                            310 540 0234(h)                                 bill@longboys.net
----------------------------- ----------------------------- -------------------- -------------------------- ---------------------

------------------------- -------------------------- --------------------- ------------------- ----------------------------------
MOORE BCS CONTACTS        TITLE                      PHONE                 FAX                 E-MAIL
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
Jim Olson                 Sr. Account Dir.           612-525-2481          612-525-8981        Jim.l.olson@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
Brian Hemann              Account Mgr.               612-525-2480          612-525-8981        Brian.j.hemann@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
Jon Klimstra              Vast Mgr.                  847-837-3226          847-837-3315        Jon.klimstra@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
Beth Gavin-Pearson        Sr. Project Manager        847-837-3241          847-837-3315        Beth.gavin-pearson@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
Donna Caldarulo           Project Manager            847-837-3298          847-837-3315        Donna.m.caldarulo@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
Brian Tuttle              Sr. Programmer Analyst     847-837-3286          847-837-3315        Brian.tuttle@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
Tim Street                Dir., Facility Operations  847-837-3211          847-837-3315        Tim.a.street@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------
William Block             Director, E-Commerce       847-367-3066          847-367-3006        William.block@email.moore.com
------------------------- -------------------------- --------------------- ------------------- ----------------------------------

C.  OBJECTIVES AND APPLICATION

The objective is to develop an application to process TSR's for (NWA) and fax or email them accordingly to NWA customers.

Qorus will receive real-time electronic transmissions from NWA and will process them and send them real-time to the end user. The transmissions will come 24/7/365 with maintenance windows to be agreed upon between NWA and Qorus.



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The E-Ticket receipt packages will contain inline variable marketing data. The inline variable marketing will be customer specific based on data supplied by Northwest. Inline variable marketing processing will be dependent upon TSR type (fax or email).

D. DESCRIPTION OF SERVICES

PROCESS-FLOW DESCRIPTION

Step 1 --  Northwest provides data to Qorus for processing

Step 2 --  Qorus creates and faxes or e-mails message to consumer containing detailed ticket confirmation and variable marketing messages.

Step 3 --  The end user reviews the detailed E-Ticket confirmation

Step 4 --  Qorus provides NWA real-time status for fax and e-mail. This includes notification messages that were incomplete (wrong fax number, undeliverable e-mail address, etc.).

Step 5 --  Qorus provides monthly summary reports to MBCS.

E.  QORUS SERVICES

E.1  APPLICATION DEVELOPMENT

Qorus will provide the programming and project management support for the development of the fax and e-mail TSR delivery options as described in this document using a standard template for each distribution option. Qorus will develop the fax and emails as per templates provided to them by either MBCS or NWA.

E.2  DATA TRANSMISSION

NWA will send data via Sockets to the Qorus electronic processing hub for fax and e-mail distribution on a real time basis. Method of delivery will be noted as a flag in the data transmission to Qorus from NWA. Variable marketing messages to be added to the TSR information will be in a pre-existing database, which is updated by NWA periodically.

A pre-production confirmation of receipt will be provided by Qorus to NWA for each delivery channel. A post-production audit will also be supplied to NWA, on a monthly basis, to verify the distribution status.

E.3  FACSIMILE TRANSMISSION

For those NWA customers requesting fax communication Qorus will receive the data transmission via Sockets in the Qorus electronic processing hub. Qorus, using a standard fax template, will create the facsimile message and send it to the NWA customer in an English only language format. This facsimile document will contain marketing messages from NWA that are resident in a database at the electronic processing hub. These messages will be inserted into the facsimile document based on the business rules provided by NWA.

E.4  E-MAIL TRANSMISSION

For those NWA customers requesting e-mail communication Qorus will receive the data transmission via Sockets in the Qorus electronic processing hub. Qorus, using a standard e-mail template, will create the message and send it to the NWA customer in an English only language format. This e-mail document will contain marketing messages from NWA that are resident in a database at the electronic processing hub. These messages will be inserted into the e-mail document based on the business rules provided by NWA.



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

E.5  ACTIVITY CONFIRMATION PROCESS

Qorus will provide real time activity confirmation for fax and e-mail requests including delivery status. This confirmation will be via a sockets application. NWA will then take this data, update the database and customer PNR.

E.6  REPORTING AND TRACKING

Qorus will provide activity reports via e-mail, or other agreed upon file format. These reports, in a mutually agreeable layout format, will include a detailed summary of the quantity of each distribution method, the service level performance of each distribution method and a listing of exception reporting to manage the quality of the data.

On a monthly basis Qorus will provide MBCS summary information in an electronic format that reflects prior months TSR activity and is the basis for MBCS billing.

F.   MBCS AND NWA RESPONSIBILITIES

F.1  VARIABLE MARKETING MESSAGES

NWA will supply to Qorus all marketing message content. This marketing message content will be provided by NWA as an entry to a marketing message database stored in the Qorus electronic processing hub. NWA will supply the business rules to drive the lookup process and Qorus will provide the logic to interpret the data, look up the corresponding messages and format the document.

Included in the Qorus service are modifications to the textual content of the marketing message database based on requests from NWA. Changes to TSR design, layout, Web links will need to go through the change management process as defined in this document. Qorus will provide a means for NWA to remotely change the variable marketing database and transmit the data to MBCS for processing.

F.2  TESTING AND INTEGRATION

Qorus and NWA jointly have responsibility for the integration and testing, based on a mutually agreed to process, of the Qorus solution in conjunction with the NWA data transmission process. NWA or MBCS will provide, upon request by Qorus, all sample data inputs for testing each application as soon as possible prior to the start of production. NWA will have the responsibility to do a user acceptance sign-off before moving from the testing phase to live production of the fax and e-mail.

G. SERVICE LEVELS

G.1 AVAILABILITY

The Qorus facsimile and e-mail TSR distribution service availability is twenty-four hours per day seven days per week.

Qorus will notify Project Manager in Mundelein by pager when fax and e-mail TSR data has not been received for more than 2 hours. Qorus will send an electronic page to the Moore BCS (MBCS) point person in the MBCS Mundelein facility describing the problem. The page will continue every 10 minutes until a connection is restored.


MBCS will then notify Northwest Airlines, per the following procedure once the page is received.



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      1)    CONTACT THE NWA HELPDESK : 612-726-6955

      2) MBCS TO IDENTIFY THEMSELVES AS THE FAX & E-MAIL VENDOR (MBCS) FOR THE E-TICKET APPLICATION.

      3)    MBCS TO DESCRIBE THE PROBLEM.

      4)    NWA HELPDESK WILL OPEN A TROUBLE REPORT TO MARRES AREA.

      5)    MBCS TO REQUEST A PAGE FOR MARRES.

NWA does not require notification between the hours of 10pm and 6am (Central).

If NWA determines there will be any problems with the transmission of files, NWA will follow these procedures:

      1) CONTACT PROJECT MANAGER AT MBCS - DONNA CALDARULO: 847-837-3298. LEAVE VOICE MAIL IF MBCS PROJECT MANAGER IS NOT AVAILABLE.

      2) IF MBCS PROJECT MANAGER IS NOT AVAILABLE AND VOICE MAIL HAS BEEN LEFT, NWA TO CONTACT MBCS DATA CENTER: 847-837-3262.

      3) MBCS DATA CENTER WILL CONTACT BOTH THE PROJECT MANAGER AND QORUS IF NECESSARY.

      4) AFTER NORMAL BUSINESS HOURS AND WEEKENDS, CONTACT MBCS DATA CENTER FOR ALL ISSUES.

Once the above is followed, the following is the procedure MBCS will follow to access Qorus customer support staff for the NWA project:

      1) CONTACT CUSTOMER SUPPORT AT 310-258-8450 DURING NORMAL (PST) BUSINESS HOURS M-F.

      2) OUTSIDE OF NORMAL BUSINESS HOURS CONTACT 310-258-8450 EXT. 35 AND LEAVE MESSAGE; OR IN CASE OF EMERGENCY, CONTACT THE FOLLOWING:

                  BILL LONG         310 729 0603
                  ALAN PAIGE        909 553 2030
                  HOA LE            310 418 5507
                  NEIL LUDWIG       310 779 9269

G.2  RETENTION

Tracking information on e-mail and facsimile status will be available for a maximum of thirty days. Additional retention time is an optional feature.

G.3  SERVICE EXPECTATIONS

FAX AND E-MAIL

Qorus has established a turnaround time of between 10 and 20 minutes for the attempted transmission of NWA fax and e-mail customer confirmation communications with an average time targeted for less than 15 minutes. This is time is measured from the receipt by Qorus of the NWA TSR until Qorus first attempts a communication via facsimile or via internet e-mail.

G.4   CAPACITY

Qorus will provide the following monthly and daily messaging capacity to MBCS and MBCS will provide a minimum monthly messaging volume commitment to Qorus according to the following table:



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
-------------------------------- ----------------------------- ----------------------------- -----------------------
Distribution method              Max. Monthly Capacity         Max. Daily Capacity           Min. Monthly Commitment
                                      300,000                                                      80,000*
-------------------------------- ----------------------------- ----------------------------- -----------------------
Estimated Distribution Method
Breakdown :
Facsimile distributed TSR        100,000                       N/A                           30,000
-------------------------------- ----------------------------- ----------------------------- -----------------------
E-mail distributed TSR           200,000                       N/A                           50,000
-------------------------------- ----------------------------- ----------------------------- -----------------------

 * Should MBCS pay the difference between the 80,000 and the actual monthly volume, the price will be calculated based on 80,000 messages being provided.

If NWA requires additional capacity beyond what is depicted in the table, MBCS and Qorus will jointly negotiate price and terms based upon the additional requirements in accordance with the change management process. Any decrease in the minimum monthly commitment must be jointly agreed to by MBCS and Qorus.

H.  DATA INPUT

NWA will send data via electronic transmission to Qorus using a real-time sockets based application. (TCP/IP) and a secure frame-relay connection which is behind Qorus' and NWA's firewalls.

Actual production turnaround is contingent upon Qorus receiving a file for the TSR in accordance to a mutually agreed upon schedule.

Transmission or input file issues will be resolved between Qorus and MBCS Operations as described in the MBCS Operations Documentation.

I.  CHANGE MANAGEMENT

Any change requests must be made in writing to the designated MBCS and Qorus project management person or team member. Changes will be accepted only when properly authorized by the designated client contact person. All changes will be charged and invoiced. If the change requires variable rates or time elements, an estimate of those variable items, such as programming hours, and estimated completion schedule will be provided by Qorus for authorization to proceed. Programming support for changes is available from 9:00 am - 5:00 pm Pacific time. Qorus operational support will be provided 24 hr./day, 365 days/year for critical problem resolution. Change authorization is acceptable from the
following persons:     WILLIAM BLOCK-MBCS
                       NEIL LUDWIG-QORUS




J. INVOICING INSTRUCTIONS - Semi-Monthly invoices for Development Services and Monthly invoices for Messaging Services are to be submitted to:
               MBCS:           attention Donna Caldarulo
               111 S. Washington Blvd.
               Mundelein, IL  60060

K.  DEFINITIONS

"TSR" (Trip Summary and Receipt) - shall mean the travel confirmation sent to NWA customers by Qorus

        END OF (1) "DESCRIPTION OF PRODUCTS AND SERVICES; SPECIFICATIONS"



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2.  PRICING:

Development Services
System design
Data feed from NWA to Qorus
Data parsing for one type of data
Dynamic email notification message construction for one layout
Dynamic fax page construction for one layout
Batch status reporting
System testing

                                                           Estimated Hours
     Total Base Feature Development Hours                     376 Hours

Real time status reporting                                     40 Hours
Individualized email presentation based on
User's profile                                                 40 hours

Total Estimated Development Hours                             456 hours

DEVELOPMENT PRICE PER HOUR                                   $125.

Total estimated development price for NWA                    $57,000


MESSAGING SERVICES

Email messaging and immediate results reporting

---------------------------- ---------------
Volume per Month             Price per Unit
---------------------------- ---------------
10,000                       $.15
---------------------------- ---------------
20,000                       $.13
---------------------------- ---------------
30,000                       $.12
---------------------------- ---------------
40,000                       $.105
---------------------------- ---------------
50,000                       $.09
---------------------------- ---------------
75,000                       $.08
---------------------------- ---------------
100,000                      $.07
---------------------------- ---------------
500,000                      $.06
---------------------------- ---------------
1,000,000                    $.05
---------------------------- ---------------


US Facsimile messaging and immediate results reporting

-------------------------------------- ------------------------------------ -------- -----------
Time of Facsimile                      Per message                          Time       Total
-------------------------------------- ------------------------------------ -------- -----------
30 seconds or less                     $.04                                 $.04       $.08
-------------------------------------- ------------------------------------ -------- -----------
6 second increments rounded up         $.04 until 1 minute is reached       $.008
-------------------------------------- ------------------------------------ -------- -----------
1 minute                               $.05                                 $.08       $.13
-------------------------------------- ------------------------------------ -------- -----------
1 1/2minutes                           $.05                                 $.12       $.17
-------------------------------------- ------------------------------------ -------- -----------
2 minutes                              $.05                                 $.16       $.21
-------------------------------------- ------------------------------------ -------- -----------


3. TERM - The initial term shall be for a period of 3 years. Should NWA terminate its agreement with MBCS at any time for its convenience pursuant to the NWA-MBCS agreement and MBCS in turn, terminates this Agreement with Qorus for convenience as provided for in the Master Agreement, no Termination Fee as provided for in Section 15.2 of the Master Agreement shall be payable by MBCS if MBCS has either (1) previously provided another customer of at least similar volume and business, or (2)



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provides another customer with at least similar volume and business within ninety (90) days of the effective date of the termination by MBCS.

4. ADDITIONAL PROVISIONS: Preliminary "Beta" testing is scheduled to begin on or about September 24, 1999.

5. LIMITATION OF LIABILITY: Except with respect to liability pursuant to Sections 1.4, 6.1, or 6.2 of the Master Agreement, Qorus' liability for any claims arising under this Statement of Work shall not exceed 150 percent of the price charged by Qorus to MBCS for the products or services affected.

6. PERIOD TO RESPOND TO REQUESTS FOR CORRECTIONS PURSUANT TO 5.2(b) - shall be 15 days as stated in the Master Agreement.

7.  WORKS FOR HIRE TO BE OWNED BY MBCS:
Data receipt and formatting of the Fax and E-mail Applications; specifically as relating to the receiving of raw data from NWA, and according to NWA formatting specifications. Any special coding performed in order to generate reports as requested by NWA or MBCS. All of the Variable Marketing code, logic, and interfaces.

8.  ESCROW OF SOURCE CODE:
Immediately following the "user acceptance sign-off" (see F.2), Qorus shall deposit with DSI Escrow ("Escrow Agent") a copy of the source code and all relevant commentary, explanations, and other documentation (the "Program") pursuant to a mutually agreed upon escrow agreement. In the event that Qorus declares bankruptcy, ceases to do business, is insolvent, or is unable to provide service or maintenance, MBCS shall be entitled to immediately receive possession of a copy of Qorus' software source code, whether complete or partial, for the Program. Qorus agrees to deposit, at such times as they are made, copies of all revisions to the escrowed materials encompassing all corrections and enhancements. Qorus and MBCS shall share equally any and all costs charged by Escrow Agent. Further, in the event that MBCS becomes entitled to receive the escrowed materials, Qorus agrees to grant access and make available to MBCS any and all compilers, interpreters, and/or assemblers used and/or included in the Program, as well as specific documentation with regard to compilation/assembly options and linkage sequences, and provide such information as MBCS may reasonably request in order to permit MBCS to recreate the operating environment with respect to such Program.

9. ADDITIONAL ITEMS: This Statement of Work is expressly subject to, and incorporates herein the terms of, the MBCS Master Agreement between MBCS and Qorus, dated September 10, 1999.

10.  Agreement to the foregoing Statement of Work:

X                                           X
-----------------------------------         -----------------------------------
MBCS Signature                              Qorus Signature

-----------------------------------         -----------------------------------
Print Name                                  Print Name

-----------------------------------         -----------------------------------
Title                                       Title

-----------------------------------         -----------------------------------
Date                                        Date



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